Exhibit 99.1

SPX Reports Third Quarter 2020 Results

Q3 GAAP EPS of $0.49; Adjusted EPS* of $0.64
Anticipate Full Year 2020 Earnings To Be Modestly-Higher-Than 2019
Growth and Continuous Improvement Initiatives Accelerating

CHARLOTTE, N.C., October 29, 2020 /Globe Newswire/ -- SPX Corporation (NYSE:SPXC) today reported results for the quarter ended September 26, 2020.

Gene Lowe, President and CEO, remarked, “I am very pleased with our strong third quarter performance, in the face of continued pandemic-related headwinds. Our HVAC and Engineered Solutions segments both reported year-on-year increases in revenue and segment margin, reflecting continued strong operational execution. Within Detection & Measurement, our Locators business continued to recover from the low point in demand experienced in Q2, and our Communication Technologies business is beginning to see movement on delayed project shipments.”

Mr. Lowe continued, “Looking forward, we anticipate an overall solid finish to the year, and earnings for the full-year 2020 that are modestly higher than the prior year. While our growth and margin enhancement initiatives were temporarily slowed by the pandemic, we are now on track to make significant strides over the coming year. We are well-positioned to drive value for our shareholders, including through the deployment of capital to accelerate our growth in 2021 and beyond.”

Third Quarter 2020 Overview:

For the third quarter of 2020, the company reported revenue of $363.4 million and operating income of $30.0 million, compared with revenue of $364.8 million and operating income of $27.6 million in the third quarter of 2019. Diluted income per share from continuing operations in the third quarter of 2020 was $0.49, compared with a diluted income per share from continuing operations of $0.47 in the third quarter of 2019.

SPX’s adjusted revenue* was $362.9 million and adjusted operating income* was $39.5 million, compared with adjusted revenue* of $358.8 million and adjusted operating income* of $37.1 million in the third quarter of 2019. Adjusted income per share* in the third quarter of 2020 was $0.64, compared with $0.60 in the third quarter of 2019.

Third Quarter and Year-to-Date Financial Comparison:

GAAP Results:

($ millions)	Q3 2020	Q3 2019	2020 YTD	2019 YTD
Revenue	$363.4	$364.8	$1,105.9	$1,080.8
Segment Income	44.2	42.9	139.0	105.1
Operating Income	30.0	27.6	97.1	56.9

Adjusted Results:

($ millions)	Q3 2020	Q3 2019	2020 YTD	2019 YTD
Adjusted Revenue*	$362.9	$358.8	$1,099.4	$1,081.9
Adjusted Segment Income*	53.0	50.6	161.0	151.6
Adjusted Operating Income*	39.5	37.1	120.2	109.7

* Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

HVAC

Revenue for Q3 2020 was $154.6 million, compared with $140.1 million in Q3 2019, an increase of 10.3%, including a 6.0% increase from the Patterson-Kelley acquisition and a 0.3% favorable impact related to currency fluctuation. Organic revenue* increased 4.0%, primarily reflecting an increase in international cooling volumes, partially offset by a decline in sales of domestic heating and cooling products, including a negative impact of the COVID-19 pandemic on customer demand.

Segment income in Q3 2020 was $26.3 million, compared to $22.2 million in Q3 2019. Adjusted segment income*, which excludes intangible amortization expense of $0.7 million, was $27.0 million, or 17.5% of revenue. This compares with adjusted segment income* of $22.3 million, or 15.9% of revenue in Q3 2019, which excludes intangible amortization expense of $0.1 million. The increase in adjusted segment income* and 160 basis points increase in adjusted segment income margin* were due to the higher international cooling volumes noted above, as well as stronger operational execution and a more favorable product mix in our domestic cooling business.

Detection & Measurement

Revenue for Q3 2020 was $85.2 million, compared with $97.6 million in Q3 2019, a decrease of 12.7%, including a 3.1% increase from the ULC acquisition and a 0.9% favorable impact related to currency fluctuation. Organic revenue* decreased 16.7%, largely due to lower sales of communication technologies and obstruction lighting products, with a significant portion of the decrease attributable to lower customer demand and project order delays associated with the COVID-19 pandemic.

Segment income in Q3 2020 was $14.2 million, compared to $20.5 million in Q3 2019. Adjusted segment income*, which excludes intangible amortization expense of $2.6 million, was $16.8 million, or 19.7% of revenue. This compares with adjusted segment income* of $22.4 million, or 23.0% of revenue, in Q3 2019, which excludes intangible amortization expense of $1.9 million. The 330 basis points decrease in adjusted segment income margin* was driven primarily by the decrease in volumes noted above and a less favorable business mix associated with lower shipments of high margin products.

Engineered Solutions

Revenue in Q3 2020 was $123.1 million, compared with $121.1 million in Q3 2019, an increase of 1.7% which included an organic increase of 1.8% and a 0.1% unfavorable impact related to currency fluctuation. The organic increase was primarily driven by higher revenue in our Transformers business, associated with more favorable pricing and mix, as well as a modest increase in Process Cooling revenue.

Segment income in Q3 2020 was $9.2 million, or 7.5% of revenue, compared with segment income of $5.9 million, or 4.9% of revenue, in Q3 2019. The increase in income and margin was driven by a more favorable sales mix and improved pricing discipline at our Transformers business.

All Other

All Other, which includes the South African and Heat Transfer operations, had revenue of $0.5 million in Q3 2020, compared with $6.0 million in Q3 2019. The decrease was due largely to the winding down of the Heat Transfer operations and construction work on the South African projects.

All Other incurred a loss in Q3 2020 of $5.5 million, compared with a loss of $5.7 million in Q3 2019. The decrease in the loss was due primarily to the decline in revenue noted above.

Financial Update: As of September 26, 2020, SPX had total outstanding debt of $463.9 million and total cash of $70.7 million. During Q3 2020, SPX generated net operating cash from continuing operations of $31.1 million. Net leverage, as calculated under the company’s bank credit agreement, was 1.9x, and includes the effect of cash paid for the acquisition of ULC Robotics in early September.

Non-GAAP Presentation: To provide additional clarity to its operating results, the company discusses results that include “adjusted” non-GAAP financial measures. Adjusted results for the company exclude, among other items, the effect of the South African and Heat Transfer operations, categorized as “All Other” in the company’s segment reporting structure. The company reports separately on the results of the “All Other” category. The company anticipates reporting the results of businesses included in the “All Other” category as discontinued operations, at such time as they meet the accounting requirements for this treatment.

Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended September 26, 2020 with the Securities and Exchange Commission on or before November 5, 2020. This press release should be read in conjunction with that filing, which will be available on the company's website at www.spx.com, in the Investor Relations section.

Conference Call: SPX will host a conference call at 4:45 p.m. (EDT) today to discuss first quarter results. The call will be simultaneously webcast via the company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Conference call
Dial in: 877-341-7727
From outside the United States: +1 262-558-6098
Participant code: 1979006

A replay of the call will be available by telephone through Thursday, November 5th.

To listen to a replay of the call
Dial in: 855-859-2056
From outside the United States: +1 404-537-3406
Participant code: 1979006

Upcoming Investor Events: Company management plans to conduct virtual meetings with investors during the fourth quarter of 2020 and SPX will also be virtually participating in the Baird Annual Industrial Conference on November 12th.

About SPX Corporation: SPX Corporation is a supplier of highly engineered products and technologies, holding leadership positions in the HVAC, detection and measurement, and engineered solutions markets. Based in Charlotte, North Carolina, SPX Corporation had approximately $1.5 billion in annual revenue in 2019 and over 4,500 employees in 17 countries. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol “SPXC.” For more information, please visit www.spx.com.

*Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Actual results may differ materially from these statements. The words “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Please read these forward-looking statements in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K and its most recent quarterly report on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. These risks and include risks relating to economic, business and other risks stemming from changes in the economy, including changes resulting from the impact of the COVID-19 pandemic; market specific cycles and weather related fluctuations; legal and regulatory risks; cost of raw materials; pricing pressures; reliance on U.S. revenues and international operations; the ability to successfully resolve various claims and disputes associated with the company’s large power projects in South Africa; legacy liabilities (including asbestos, environmental and pension); liabilities retained in connection with dispositions; integration of acquisitions and achievement of anticipated synergies; the 2015 spin-off transaction; the effectiveness, success, and timing of restructuring plans; and other risks and uncertainties arising from impact of the COVID-19 pandemic or related government responses on the company’s businesses and the businesses of its customers and vendors, including whether the company’s businesses and those of its customers and vendors will continue to be treated as “essential” operations under government orders restricting business activities or, even if so treated, whether health and safety concerns might otherwise require certain operations to be halted for some period of time. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, forward-looking statements are based on the company’s current complement of businesses, which is subject to change.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

SOURCE SPX Corporation.

Investor and Media Contacts:
Paul Clegg, VP, Investor Relations and Communications
Phone: 980-474-3806
E-mail: spx.investor@spx.com

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Nine months ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019

Revenues	$363.4	$364.8	$1,105.9	$1,080.8
Costs and expenses:
Cost of products sold	255.1	258.6	769.5	783.2
Selling, general and administrative	74.6	74.6	229.3	229.5
Intangible amortization	3.3	2.0	8.3	6.0
Special charges, net	0.4	2.0	2.1	3.4
Other operating (income) expense	—	—	(0.4)	1.8
Operating income	30.0	27.6	97.1	56.9

Other income, net	2.9	1.0	9.4	10.1
Interest expense	(4.5)	(5.0)	(14.0)	(15.6)
Interest income	0.1	0.4	0.2	1.3
Income from continuing operations before income taxes	28.5	24.0	92.7	52.7
Income tax provision	(5.8)	(2.8)	(18.9)	(11.5)
Income from continuing operations	22.7	21.2	73.8	41.2

Income (loss) from discontinued operations, net of tax	—	—	—	—
Gain (loss) on disposition of discontinued operations, net of tax	0.1	0.3	(1.2)	(1.3)
Income (loss) from discontinued operations, net of tax	0.1	0.3	(1.2)	(1.3)

Net income	$22.8	$21.5	$72.6	$39.9

Basic income per share of common stock:
Income from continuing operations	$0.51	$0.48	$1.66	$0.94
Income (loss) from discontinued operations	—	0.01	(0.03)	(0.03)
Net income per share	$0.51	$0.49	$1.63	$0.91

Weighted-average number of common shares outstanding — basic	44.708	44.072	44.538	43.870

Diluted income per share of common stock:
Income from continuing operations	$0.49	$0.47	$1.62	$0.92
Income (loss) from discontinued operations	0.01	0.01	(0.03)	(0.03)
Net income per share	$0.50	$0.48	$1.59	$0.89

Weighted-average number of common shares outstanding — diluted	45.894	45.176	45.694	44.861

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	September 26, 2020	December 31, 2019
ASSETS
Current assets:
Cash and equivalents	$70.7	$54.7
Accounts receivable, net	232.0	265.9
Contract assets	70.3	63.4
Inventories, net	179.3	154.9
Other current assets (includes income taxes receivable of $24.9 and $23.0 at September 26, 2020 and December 31, 2019, respectively)	96.3	93.2
Total current assets	648.6	632.1
Property, plant and equipment:
Land	19.4	18.7
Buildings and leasehold improvements	125.0	121.9
Machinery and equipment	354.9	342.6
	499.3	483.2
Accumulated depreciation	(311.7)	(304.1)
Property, plant and equipment, net	187.6	179.1
Goodwill	490.3	449.3
Intangibles, net	302.5	251.7
Other assets	615.2	605.9
Deferred income taxes	5.8	16.4
TOTAL ASSETS	$2,250.0	$2,134.5

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$134.5	$141.6
Contract liabilities	83.3	100.8
Accrued expenses	228.8	220.4
Income taxes payable	2.0	2.2
Short-term debt	108.0	142.6
Current maturities of long-term debt	5.6	1.0
Total current liabilities	562.2	608.6

Long-term debt	350.3	249.9
Deferred and other income taxes	27.0	26.3
Other long-term liabilities	727.4	747.3
Total long-term liabilities	1,104.7	1,023.5

Equity:
Common stock	0.5	0.5
Paid-in capital	1,309.7	1,302.4
Retained deficit	(512.7)	(584.8)
Accumulated other comprehensive income	237.2	244.3
Common stock in treasury	(451.6)	(460.0)
Total equity	583.1	502.4
TOTAL LIABILITIES AND EQUITY	$2,250.0	$2,134.5

SPX CORPORATION AND SUBSIDIARIES
RESULTS OF REPORTABLE AND OTHER OPERATING SEGMENTS
(Unaudited; in millions)

	Three months ended				Nine months ended
	September 26, 2020	September 28, 2019	Δ	%/bps	September 26, 2020	September 28, 2019	Δ	%/bps
HVAC reportable segment

Revenues	$154.6	$140.1	$14.5	10.3%	$405.4	$399.4	$6.0	1.5%
Gross profit	50.8	45.0	5.8		135.3	127.5	7.8
Selling, general and administrative expense	23.8	22.7	1.1		73.6	69.9	3.7
Intangible amortization expense	0.7	0.1	0.6		2.2	0.3	1.9
Income	$26.3	$22.2	$4.1	18.5%	$59.5	$57.3	$2.2	3.8%
as a percent of revenues	17.0%	15.8%		120 bps	14.7%	14.3%		40 bps

Detection & Measurement reportable segment

Revenues	$85.2	$97.6	$(12.4)	(12.7)%	$269.2	$284.4	$(15.2)	(5.3)%
Gross profit	36.9	44.6	(7.7)		116.6	130.6	(14.0)
Selling, general and administrative expense	20.1	22.2	(2.1)		62.1	65.7	(3.6)
Intangible amortization expense	2.6	1.9	0.7		6.1	5.7	0.4
Income	$14.2	$20.5	$(6.3)	(30.7)%	$48.4	$59.2	$(10.8)	(18.2)%
as a percent of revenues	16.7%	21.0%		-430 bps	18.0%	20.8%		-280 bps

Engineered Solutions reportable segment

Revenues	$123.1	$121.1	$2.0	1.7%	$424.8	$398.1	$26.7	6.7%
Gross profit	21.4	18.2	3.2		85.5	66.0	19.5
Selling, general and administrative expense	12.2	12.3	(0.1)		40.8	39.1	1.7
Income	$9.2	$5.9	$3.3	55.9%	$44.7	$26.9	$17.8	66.2%
as a percent of revenues	7.5%	4.9%		260 bps	10.5%	6.8%		370 bps

All Other

Revenues	$0.5	$6.0	$(5.5)	(91.7)%	$6.5	$(1.1)	$7.6	690.9%
Gross profit (loss)	(0.8)	(1.6)	0.8		(1.0)	(26.5)	25.5
Selling, general and administrative expense	4.7	4.1	0.6		12.6	11.8	0.8
Loss	$(5.5)	$(5.7)	$0.2	(3.5)%	$(13.6)	$(38.3)	$24.7	(64.5)%

Consolidated Revenues	$363.4	$364.8	$(1.4)	(0.4)%	$1,105.9	$1,080.8	$25.1	2.3%
Consolidated Segment Income	44.2	42.9	1.3	3.0%	139.0	105.1	33.9	32.3%
as a percent of revenues	12.2%	11.8%		40 bps	12.6%	9.7%		290 bps

Total segment income	$44.2	$42.9	$1.3		$139.0	$105.1	$33.9
Corporate expense	10.4	10.0	0.4		30.0	32.9	(2.9)
Long-term incentive compensation expense	3.4	3.3	0.1		10.2	10.1	0.1
Special charges, net	0.4	2.0	(1.6)		2.1	3.4	(1.3)
Other operating (income) expense	—	—	—		(0.4)	$1.8	(2.2)
Consolidated operating income	$30.0	$27.6	$2.4	8.7%	$97.1	$56.9	$40.2	70.7%
as a percent of revenues	8.3%	7.6%		70 bps	8.8%	5.3%		350 bps

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Nine months ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Cash flows from (used in) operating activities:
Net income	$22.8	$21.5	$72.6	$39.9
Less: Income (loss) from discontinued operations, net of tax	0.1	0.3	(1.2)	(1.3)
Income from continuing operations	22.7	21.2	73.8	41.2
Adjustments to reconcile income from continuing operations to net cash from operating activities:
Special charges, net	0.4	2.0	2.1	3.4
Gain on change in fair value of equity security	(2.1)	—	(7.4)	(7.9)
Deferred and other income taxes	2.0	3.9	13.0	8.3
Depreciation and amortization	10.1	8.1	28.6	24.7
Pension and other employee benefits	1.7	2.5	5.3	7.6
Long-term incentive compensation	3.4	3.3	10.2	10.1
Other, net	1.0	0.6	3.4	1.2
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable and other assets	3.6	23.6	52.4	94.6
Inventories	3.2	(0.5)	(24.9)	(18.5)
Accounts payable, accrued expenses and other	(14.3)	(18.4)	(93.2)	(88.2)
Cash spending on restructuring actions	(0.6)	(1.0)	(2.4)	(3.2)
Net cash from continuing operations	31.1	45.3	60.9	73.3
Net cash used in discontinued operations	(1.0)	(2.0)	(4.5)	(3.5)
Net cash from operating activities	30.1	43.3	56.4	69.8

Cash flows from (used in) investing activities:
Proceeds from company-owned life insurance policies, net	—	3.5	1.1	5.9
Business acquisitions, net of cash acquired	(87.9)	(10.0)	(87.9)	(87.2)
Net proceeds from sales of assets and other	—	(0.2)	—	5.3
Capital expenditures	(5.6)	(4.5)	(15.0)	(10.7)
Net cash used in continuing operations	(93.5)	(11.2)	(101.8)	(86.7)
Net cash from discontinued operations	—	—	—	—
Net cash used in investing activities	(93.5)	(11.2)	(101.8)	(86.7)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	5.2	30.8	183.9	132.4
Repayments under senior credit facilities	(30.2)	(40.8)	(118.9)	(127.6)
Borrowings under trade receivables financing arrangement	—	10.0	65.0	55.0
Repayments under trade receivables financing arrangement	(30.4)	(20.0)	(60.4)	(64.0)
Net borrowings (repayments) under other financing arrangements	(0.4)	1.0	(1.8)	3.7
Payment of contingent consideration	—	—	(1.5)	—
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	0.5	0.6	(1.8)	(4.2)
Net cash from (used in) continuing operations	(55.3)	(18.4)	64.5	(4.7)
Net cash from discontinued operations	—	—	—	—
Net cash from (used in) financing activities	(55.3)	(18.4)	64.5	(4.7)
Change in cash and equivalents due to changes in foreign currency exchange rates	(0.8)	1.0	(3.1)	2.1
Net change in cash and equivalents	(119.5)	14.7	16.0	(19.5)
Consolidated cash and equivalents, beginning of period	190.2	34.6	54.7	68.8
Consolidated cash and equivalents, end of period	$70.7	$49.3	$70.7	$49.3

SPX CORPORATION AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

	Nine months ended
	September 26, 2020
Beginning cash and equivalents	$54.7
Cash from continuing operations	60.9
Capital expenditures	(15.0)
Proceeds from company-owned life insurance policies, net	1.1
Business acquisition, net of cash acquired	(87.9)
Borrowings under senior credit facilities	183.9
Repayments under senior credit facilities	(118.9)
Net borrowings under other financing arrangements	2.8
Payment of contingent consideration	(1.5)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(1.8)
Cash used in discontinued operations	(4.5)
Change in cash due to changes in foreign currency exchange rates	(3.1)
Ending cash and equivalents	$70.7

	Debt at				Debt at
	December 31, 2019	Borrowings	Repayments	Other	September 26, 2020
Revolving loans	$140.0	$183.9	$(118.9)	$—	$205.0
Term loan	250.0	—	—	—	250.0
Trade receivables financing arrangement	—	65.0	(60.4)	—	4.6
Other indebtedness	5.3	—	(1.8)	2.3	5.8
Less: Deferred financing costs associated with the term loan	(1.8)	—	—	0.3	(1.5)
Totals	$393.5	$248.9	$(181.1)	$2.6	$463.9

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC, DETECTION & MEASUREMENT AND ENGINEERED SOLUTIONS REPORTABLE SEGMENTS
(Unaudited)

	Three months ended September 26, 2020
	HVAC	Detection & Measurement	Engineered Solutions
Net Revenue Growth (Decline)	10.3%	(12.7)%	1.7%

Exclude: Foreign Currency	0.3%	0.9%	(0.1)%

Exclude: Acquisitions	6.0%	3.1%	—%

Organic Revenue Growth (Decline)	4.0%	(16.7)%	1.8%

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - REVENUE AND SEGMENT INCOME
(Unaudited; in millions)

CONSOLIDATED SPX:	Three months ended		Nine months ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Consolidated revenue	$363.4	$364.8	$1,105.9	$1,080.8

Exclude: "All Other" operating segments(1)	0.5	6.0	6.5	(1.1)

Adjusted consolidated revenue	$362.9	$358.8	$1,099.4	$1,081.9

Total segment income	$44.2	$42.9	$139.0	$105.1

Exclude: "All Other" operating segments(1)	(5.5)	(5.7)	(13.6)	(38.3)

Exclude: One-time acquisition related costs (2)	—	—	(0.1)	(2.2)

Exclude: Amortization expense (3)	(3.3)	(2.0)	(8.3)	(6.0)

Adjusted segment income	$53.0	$50.6	$161.0	$151.6
as a percent of adjusted revenues (4)	14.6%	14.1%	14.6%	14.0%

HVAC REPORTABLE SEGMENT:
	Three months ended
	September 26, 2020	September 28, 2019
HVAC segment income	$26.3	$22.2

Exclude: One-time acquisition related costs	—	—

Exclude: Amortization expense (3)	(0.7)	(0.1)

HVAC adjusted segment income	$27.0	$22.3
as a percent of HVAC segment revenues (4)	17.5%	15.9%

DETECTION & MEASUREMENT REPORTABLE SEGMENT:
	Three months ended
	September 26, 2020	September 28, 2019
Detection & Measurement segment income	$14.2	$20.5

Exclude: One-time acquisition related costs	—	—

Exclude: Amortization expense (3)	(2.6)	(1.9)

Detection & Measurement adjusted segment income	$16.8	$22.4
as a percent of Detection & Measurement segment revenues (4)	19.7%	23.0%

(1) Represents the removal of the financial results of our South Africa and Heat Transfer businesses. Note: These businesses are reported as an "All Other" group of operating segments for U.S. GAAP purposes due to certain wind-down activities that are occurring within these businesses.

(2) Represents one-time acquisition related costs during the nine months ended September 26, 2020 related to the HVAC reportable segment and additional "Cost of products sold" recorded during the nine months ended September 28, 2019 related to the step-up of inventory (to fair value) acquired in connection with the Sabik and Cues acquisitions.

(3) Represents amortization expense associated with acquired intangible assets.

(4) See "Results of Reportable and Other Operating Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - OPERATING INCOME
(Unaudited; in millions)

	Three months ended		Nine months ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Operating income	$30.0	$27.6	$97.1	$56.9

Exclude:
Aggregate operating losses of the South Africa and Heat Transfer businesses (1)	(5.5)	(7.1)	(14.2)	(40.6)

One-time acquisition related costs (2)	(0.7)	(0.4)	(1.0)	(4.4)

Other operating income/expense (3)	—	—	0.4	(1.8)

Amortization expense (4)	(3.3)	(2.0)	(8.3)	(6.0)

Adjusted operating income	$39.5	$37.1	$120.2	$109.7
as a percent of adjusted revenues (5)	10.9%	10.3%	10.9%	10.1%

(1) Represents the removal of the financial results of these businesses, inclusive of "special charges" of $0.0 and $1.4 during the three months ended September 26, 2020 and September 28, 2019, respectively, and $0.6 and $2.3 during the nine months ended September 26, 2020 and September 28, 2019, respectively.

(2) Represents one-time acquisition related costs during the three months ended September 26, 2020 and September 28, 2019 associated with integration and transaction costs of $0.7 and $0.4, respectively, and one-time acquisition related costs during the nine months ended September 26, 2020 and September 28, 2019 associated with (i) inventory step-up of $0.0 and $2.2, respectively, and (ii) integration and transaction costs of $1.0 and $2.2, respectively.

(3) Represents income/expense associated with revisions to estimates of certain liabilities retained in connection with the 2016 sale of the dry cooling business.

(4) Represents amortization expense associated with acquired intangible assets.

(5) See "Results of Reportable and Other Operating Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended September 26, 2020
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$44.2	$8.8	$53.0
Corporate expense (2)	(10.4)	0.7	(9.7)
Long-term incentive compensation expense	(3.4)	—	(3.4)
Special charges, net	(0.4)		(0.4)
Operating income	30.0	9.5	39.5

Other income, net (3)	2.9	(2.0)	0.9
Interest expense, net	(4.4)	—	(4.4)
Income from continuing operations before income taxes	28.5	7.5	36.0
Income tax provision (4)	(5.8)	(1.0)	(6.8)
Income from continuing operations	22.7	6.5	29.2

Dilutive shares outstanding	45.894		45.894

Earnings per share from continuing operations	$0.49		$0.64

(1) Adjustment represents the removal of (i) operating losses associated with the South Africa and Heat Transfer businesses ($5.5) and (ii) amortization expense associated with acquired intangible assets ($3.3).

(2) Adjustment represents the removal of acquisition related expenses incurred during the period.

(3) Adjustment represents the removal of (i) a gain on an equity security associated with a fair value adjustment ($2.1), (ii) non-service pension and postretirement charges ($0.3) and (iii) removal of foreign currency gains associated with the South African projects ($0.2).

(4) Adjustment primarily represents the tax impact of items (1) through (3) above.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended September 28, 2019
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$42.9	$7.7	$50.6
Corporate expense (2)	(10.0)	0.2	(9.8)
Long-term incentive compensation expense	(3.3)	—	(3.3)
Special charges, net (3)	(2.0)	1.6	(0.4)
Operating income	27.6	9.5	37.1

Other income, net (4)	1.0	0.9	1.9
Interest expense, net (5)	(4.6)	(0.1)	(4.7)
Income from continuing operations before income taxes	24.0	10.3	34.3
Income tax provision (6)	(2.8)	(4.3)	(7.1)
Income from continuing operations	21.2	6.0	27.2

Dilutive shares outstanding	45.176		45.176

Earnings per share from continuing operations	$0.47		$0.60

(1) Adjustment represents the removal of (i) operating losses associated with the South Africa and Heat Transfer businesses ($5.7) and (ii) amortization expense associated with acquired intangible assets ($2.0).

(2) Adjustment represents the removal of acquisition related expenses incurred during the period.

(3) Adjustment represents the removal of restructuring charges associated with the South Africa and Heat Transfer businesses.

(4) Adjustment represents the removal of (i) non-service pension and postretirement charges ($1.0) and (ii) removal of foreign currency gains associated with the South African projects ($0.1).

(5) Adjustment represents the removal of interest income associated with the South African projects.

(6) Adjustment represents the tax impact of items (1) through (5) above and the removal of certain discrete income tax benefits.